SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material under Rule 14a-12

                           FMI Common Stock Fund, Inc.
                ------------------------------------------------
                (Name of Registrant as Specified in its Charter)

     -----------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1.   Title of each class of securities to which transaction applies:

     2.   Aggregate number of securities to which transaction applies:

     3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     4.   Proposed maximum aggregate value of transaction:

     5.   Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1.   Amount Previously Paid:

     2.   Form, Schedule or Registration Statement No.:

     3.   Filing Party:

     4.   Date Filed:

Notice of Special Meeting of Shareholders of FMI Common Stock Fund, Inc.
To be Held January 15, 2003

To Shareholders of FMI Common Stock Fund, Inc.:

     We invite you to attend a special meeting of shareholders of FMI Common Stock Fund, Inc., a Wisconsin corporation, on January 21, 2003, at 9:30 a.m. (Central Time), at the Milwaukee Athletic Club, 758 North Broadway, Milwaukee, Wisconsin. As we describe in the accompanying proxy statement, shareholders will vote on (1) a proposal to elect seven directors, (2) a proposal to approve a new investment advisory agreement with Fiduciary Management, Inc., and (3) any other business that may properly come before the special meeting.

     We have enclosed a proxy card with this proxy statement. Your vote is important, no matter how many shares you own. Even if you plan to attend the special meeting in person, please complete, date and sign the proxy card and mail it as soon as you can in the envelope we have provided. If you attend the special meeting, you can revoke your proxy and vote your shares in person if you choose.

     We look forward to seeing you at the special meeting.

                                          FMI COMMON STOCK FUND, INC.


                                          --------------------------------------
                                          Donald S. Wilson
                                          Secretary

Milwaukee, Wisconsin
December __, 2002

                           FREQUENTLY ASKED QUESTIONS


Q:   Why have I received this proxy statement?

     Our directors have sent you this proxy statement, starting around December __, 2002 to ask for your vote as a shareholder of FMI Common Stock Fund, Inc.

Q:   What am I voting on?

     You will vote on the following proposals if you owned shares of the Fund on the record date of the special meeting:

     Proposal No.      Description
     ------------      -----------
         1             Election of seven directors.
         2             Approval of a new investment advisory agreement.

     Our directors are not aware of any other matter that will be presented to you at the special meeting.

Q:   Who is entitled to vote?

     If you owned shares of the Fund as of the close of business on the record date, November 29, 2002, then you are entitled to vote. You will be entitled to one vote per share for each share you own on the record date.

Q:   Do I need to attend the special meeting in order to vote?

     No. You can vote either in person at the special meeting or by completing and mailing the enclosed proxy card.

Q:   How will proxies be solicited?

     We (the Fund) will solicit proxies by mail. In addition, certain of our officers and employees may solicit by telephone, telegraph and personally. We will not pay these officers and employees specifically for soliciting proxies. We will bear the cost of soliciting proxies, including preparing, assembling and mailing the proxy material.

Q:   How many shares of the Fund's stock are entitled to vote?

     As of the record date, the number of shares of the Fund that were entitled to vote at the special meeting was _________________.

Q:   What happens if the special meeting is adjourned?

     The special meeting could be adjourned if, for example, a quorum does not exist or if a quorum exists but sufficient votes to approve a proposal are not received. For purposes of any adjournment, proxies will be voted "for" adjournment unless you direct otherwise by writing anywhere on the enclosed proxy that you will vote against any adjournments.

Q:   What constitutes a quorum?

     A "quorum" refers to the number of shares that must be in attendance, in person or by proxy, at a meeting to lawfully conduct business. With respect to the proposals, a quorum is present if a majority of the votes of the shares of the Fund entitled to be cast are present in person or by proxy.

Q:   What happens if I sign and return my proxy card but do not mark my vote?

     Ted D. Kellner and Donald S. Wilson, as proxies, will vote your shares to elect seven directors and to approve the new investment advisory agreement.

Q: What happens if one or more of the proposals is not approved by shareholders at the special meeting?

     If no directors are elected, then the current directors will continue to serve as directors. If the new investment advisory agreement is not approved, then the Fund's current investment advisory agreement will remain in effect.

Q:   May I revoke my proxy?

     You may revoke your proxy at any time before it is exercised by giving notice of your revocation to us in writing (by subsequent proxy or otherwise). Your presence at the special meeting does not itself revoke your proxy.

Q:   Who will count the votes?

     Management Information Services Corp., 60 Research Road, Hingham, Massachusetts 02043, will count the votes and act as inspector of elections.

Q:   How can I obtain a copy of the annual report?

     You may request a copy of our latest annual report and semi-annual report succeeding the annual report by writing to FMI Common Stock Fund, Inc., 225 East Mason Street, Milwaukee, Wisconsin 53202, Attention Corporate Secretary, or by calling 1-800-811-5311. We will furnish these copies free of charge.

               OWNERSHIP OF MANAGEMENT AND PRINCIPAL SHAREHOLDERS

     The following table sets forth certain information regarding the beneficial ownership of shares of the Fund as of October 31, 2002 by: (a) each named executive officer and director; (b) all of the named executive officers and directors as a group; and (c) each person or entity known by the Fund to own beneficially more than 5% of the shares of the Fund:

   Name and (For 5% Holders)                 Number of             Percentage
       Address of Owner                     Shares Owned           Ownership
   -------------------------                ------------           ----------

Charles Schwab & Co., Inc.(1)               1,216,722                22.03%
101 Montgomery Street
San Francisco, California  94104

Fidelity Investments                          323,060                 5.85%
Institutional Operations Co. Inc.,
as agent for certain employee
benefit plans(1)
100 Magellan Way
Covington, KY  41015

Barry K. Allen                                  5,920                   (2)

George D. Dalton                               11,979                   (2)

Patrick J. English                             22,205                   (2)

Gordon H. Gunnlaugsson                             -0-                  ---

Ted D. Kellner                                632,862(3)             11.46%

Paul S. Shain                                      -0-                  -0-

Donald S. Wilson                              487,511(3)              8.83%

Officers, directors and nominees
 as a group (9 persons)                       677,392(3)             12.26%
__________

(1) The shares owned by Charles Schwab & Co., Inc. and Fidelity Investments Institutional Operations Co. Inc. were owned of record only.

(2)  Less than 1%.

(3) Includes 486,280 shares owned by Fiduciary Management, Inc. and retirement plans for the benefit of its employees. Mr. Kellner and Mr. Wilson beneficially own the same 486,280 shares.

                           DOLLAR RANGE OF FUND SHARES

     The following table describes the dollar range of shares of the Fund beneficially owned by each director and nominee as of October 31, 2002:

                                                   Aggregate Dollar Range of
                                                 Equity Securities in All Funds
                            Dollar Range of      Overseen or to be Overseen by
 Name of Director          Equity Securities     Director or Nominee in Family
Director or Nominee           in the Fund          of Investment Companies(1)
-------------------        -----------------     ------------------------------

Barry K. Allen               Over $100,000               Over $100,000

George D. Dalton             Over $100,000               Over $100,000

Patrick J. English           Over $100,000               Over $100,000

Gordon H. Gunnlaugsson           None                        None

Ted D. Kellner               Over $100,000               Over $100,000

Paul S. Shain                    None                        None

Donald S. Wilson           $10,001 - $50,000             Over $100,000

----------------------
(1) The funds included are FMI Common Stock Fund, FMI Focus Fund, FMI Large Cap Fund, FMI Provident Trust Strategy Fund, FMI Winslow Growth Fund, FMI Knappenberger Bayer Emerging Growth Fund, FMI Woodland Small Capitalization Value Fund and FMI Sasco Contrarian Value Funds.

                   PROPOSAL NO. 1: ELECTION OF SEVEN DIRECTORS

     Director Nominees. At the special meeting, we will elect seven directors to hold office until their respective successors are chosen and qualified. The current directors have nominated seven people for election. As proxies, Ted D. Kellner and Donald S. Wilson intend to vote for the election of all of the directors' nominees. They will also vote proxies for any other person that the directors may recommend in place of a nominee if that nominee becomes unable to serve as a director before the special meeting.

     Each of the nominees is currently a director. Each nominee has consented to being named as a nominee and to serve as a director if elected.

     Certain important information regarding our directors (including their principal occupations for at least the last five years) is as follows:

Interested Nominees (as defined in the Investment Company Act of 1940 (the "1940 Act")):

                                                                                                     Number of
                                                                                                     Portfolios
                                                                                                      in Fund
                                                                                                      Complex           Other
                                 Position(s)       Term of Office                                     Overseen      Directorships
                                    Held             and Length          Principal Occupation(s)     by Director   Held by Director
   Name, Address and Age          with Fund        of Time Served          During Past 5 Years       or Nominee       or Nominee
----------------------------   --------------   ---------------------   --------------------------   -----------   -----------------

Ted D. Kellner, age 56 (1)     Director         Indefinite; director    Chairman of the Board and         3        Marshall & Ilsley
225 East Mason Street                           since 1981              Chief Executive Officer of                 Corporation and
Milwaukee, Wisconsin 53202     President                                Fiduciary Management, Inc.                 FMI Funds, Inc.
                                                One year term;
                               Treasurer        President since 1981

                                                One year term;
                                                Treasurer since 1981

Patrick J. English,            Director         Indefinite; director    President of Fiduciary            3        FMI Funds, Inc.
age 41 (1)                                      since 1998              Management, Inc.
225 East Mason Street          Vice President
Milwaukee, Wisconsin 53202                      One year term; Vice
                                                President since 1996

Donald S. Wilson, age 59 (1)   Director         Indefinite; director    Vice Chairman and                 6        FMI Mutual Funds,
225 East Mason Street                           since 1981              Treasurer of Fiduciary                     Inc.
Milwaukee, Wisconsin 53202     Vice President                           Management, Inc.
                                                One year term; Vice
                               Secretary        President since 1981

                                                One year term;
                                                Secretary  since 1981

-------------------------------

(1)  Messrs. Kellner, English and Wilson are directors who are "interested persons" of the Fund as that term is defined in the 1940
     Act because they are officers of the Fund and the Adviser.

Non-Interested Nominees:

                                                                                                     Number of
                                                                                                     Portfolios
                                                                                                      in Fund
                                                                                                      Complex           Other
                                 Position(s)       Term of Office                                     Overseen      Directorships
                                    Held             and Length          Principal Occupation(s)     by Director   Held by Director
   Name, Address and Age          with Fund        of Time Served          During Past 5 Years       or Nominee       or Nominee
----------------------------   --------------   ---------------------   --------------------------   -----------   -----------------

Barry K. Allen, age 54            Director      Indefinite;             Executive Vice President       8           Harley-Davidson,
1801 California Street                          director since          of Qwest Communications                    Inc., Cobalt
Denver, Colorado 80202                          1996                    International, Inc., a                     Corporation,
                                                                        global communications                      FMI Funds,
                                                                        company, since September                   Inc. and FMI
                                                                        2002. From July 2000 to                    Mutual Funds,
                                                                        September 2002, Mr. Allen                  Inc.
                                                                        was President of Allen
                                                                        Enterprises, LLC
                                                                        (Brookfield, WI), a
                                                                        private equity investments
                                                                        management company he
                                                                        founded after retiring
                                                                        from Ameritech (Chicago,
                                                                        IL) in July 2000. Mr.
                                                                        Allen had served as an
                                                                        officer of Ameritech since
                                                                        1995, most recently as
                                                                        President.


George D. Dalton, age 74          Director      Indefinite;             Chairman and Chief             8           Clark/Bardes
20825 Swenson Drive                             director since          Executive Officer,                         Inc., FMI
Waukesha, Wisconsin 53186                       1998                    Call_Solutions.com, Inc.,                  Funds, Inc.
                                                                        (Waukesha, WI) a privately                 and FMI Mutual
                                                                        held company specializing                  Funds, Inc.
                                                                        in teleservices call
                                                                        centers. From 1984 to
                                                                        January 2000, Mr. Dalton
                                                                        was Chairman of the Board
                                                                        of Fiserv, Inc.
                                                                        (Brookfield, WI), a
                                                                        provider of financial data
                                                                        processing services to
                                                                        financial institutions.




Gordon H. Gunnlaugsson,           Director      Indefinite;             Retired; from 1970 to          8           Renaissance
age 58                                          director since          December 31, 2000,                         Learning,
c/o Fiduciary Management,                       2001                    employed by M&I                            Inc., FMI
Inc.                                                                    Corporation (Milwaukee,                    Funds, Inc.
225 East Mason Street                                                   WI), most recently as                      and FMI Mutual
Milwaukee, Wisconsin 53202                                              Executive Vice President                   Funds, Inc.
                                                                        and Chief Financial
                                                                        Officer.

                                                                                                     Number of
                                                                                                     Portfolios
                                                                                                      in Fund
                                                                                                      Complex           Other
                                 Position(s)       Term of Office                                     Overseen      Directorships
                                    Held             and Length          Principal Occupation(s)     by Director   Held by Director
   Name, Address and Age          with Fund        of Time Served          During Past 5 Years       or Nominee       or Nominee
----------------------------   --------------   ---------------------   --------------------------   -----------   -----------------

Paul S. Shain, age 39             Director      Indefinite;             President and Chief            8           FMI  Funds,
5520 Research Park Drive                        director since          Operating Officer of                       Inc. and FMI
Madison, Wisconsin 53711                        2001                    Berbee Information                         Mutual Funds,
                                                                        Networks, a leading                        Inc.
                                                                        provider of e-business
                                                                        development,
                                                                        infrastructure integration
                                                                        and application hosting
                                                                        services, since January
                                                                        2000. Previously employed
                                                                        by Robert W. Baird & Co.
                                                                        Incorporated, most
                                                                        recently as Managing
                                                                        Director and Director of
                                                                        Equity Research.

     Investment Adviser. The investment adviser to the Fund is Fiduciary Management, Inc. (the "Adviser"). The Advisor's address is 225 East Mason Street, Milwaukee, Wisconsin 53202. The Adviser is controlled by Ted D. Kellner. Pursuant to an investment advisory agreement between the Fund and the Adviser, the Adviser furnishes continuous investment advisory services and management to the Fund. Ted D. Kellner is the Chairman of the Board and Chief Executive Officer of the Adviser. Mr. Kellner is also a director of the Fund.

     Compensation. The Fund's standard method of compensating directors is to pay each director who is not an officer of the Fund a fee of $500 for each meeting of the directors attended, and each member of the audit committee an annual fee of $250. During the fiscal year ended September 30, 2002, the Fund paid a total of $6,500 in fees to directors who were not officers of the Fund. The table below sets forth the compensation paid by the Fund to each of the current directors during the fiscal year ended September 30, 2002:

                               Compensation Table

                                         Pension or                    Total
                                         Retirement    Estimated    Compensation
                                          Benefits       Annual       from the
                          Aggregate      Accrued as     Benefits      Fund and
                         Compensation   Part of Fund      Upon      Complex Paid
    Name of Person        From Fund       Expenses     Retirement   to Directors
----------------------   ------------   ------------   ----------   ------------
Barry K. Allen              $1,750             $0           $0        $10,700
George D. Dalton            $1,750             $0           $0         $9,900
Patrick J. English              $0             $0           $0             $0
Gordon H. Gunnlaugsson      $1,750             $0           $0        $10,900
Ted D. Kellner                  $0             $0           $0             $0

                                         Pension or                    Total
                                         Retirement    Estimated    Compensation
                                          Benefits       Annual       from the
                          Aggregate      Accrued as     Benefits      Fund and
                         Compensation   Part of Fund      Upon      Complex Paid
    Name of Person        From Fund       Expenses     Retirement   to Directors
    --------------       ------------   ------------   ----------   ------------
Paul S. Shain               $1,500             $0           $0         $9,900
Donald S. Wilson                $0             $0           $0             $0

     Director Meetings and Committees. The Fund's Board of Directors has created an Audit Committee whose members are Messrs. Allen, Dalton, Gunnlaugsson and Shain. The primary functions of the Audit Committee are to recommend to the Board of Directors the independent accountants to be retained to perform the annual audit of the Fund, to review the results of the audit, to review the Fund's internal controls and to review certain other matters relating to the Fund's accountants and financial records. The Fund's Board of Directors has no other committees. The Fund's Board of Directors met three times during the fiscal year ended September 30, 2002 and all of the directors attended each of those meetings. The audit committee met once during the fiscal year ended September 30, 2002.

     Other Executive Officers. The executive officers of the Fund, besides Messrs. Kellner, English and Wilson, are as follows:

                                                       Principal Occupation(s)
       Name and Age            Position(s) Held        during past Five Years
       ------------            ----------------        -----------------------

Gary G. Wagner, age 59        Vice President and     Executive Vice President of
225 East Mason Street         Assistant Secretary    Fiduciary Management, Inc.
Milwaukee, Wisconsin 53202

Camille F. Wildes, age 50     Vice President and     Vice President of
225 East Mason Street         Assistant Treasurer    Fiduciary Management, Inc.
Milwaukee, Wisconsin 53202

     Required Vote. Shareholders elect directors by a plurality of the votes cast by shares which are entitled to vote in the election, assuming a quorum is present. For this purpose, "plurality" means that the nominees receiving the largest number of votes from the shareholders will be elected as directors. Abstentions and broker non-votes (if any) will be counted as votes present for purposes of determining whether a quorum is present. Assuming a quorum is present, any shares which do not vote, whether by abstention or otherwise, will not affect the election of directors.

     Recommendation. The directors recommend a vote "for" all the nominees.

            PROPOSAL NO. 2: APPROVAL OF INVESTMENT ADVISORY AGREEMENT

     Introduction. The Fund presently has an investment advisory agreement (the "Current Advisory Agreement"), dated December 15, 1981, with Fiduciary Management, Inc., 225 East Mason Street, Milwaukee, Wisconsin 53202 (the "Adviser"), pursuant to which the Adviser furnishes continuous investment advisory services to the Fund. The Current Advisory Agreement was last submitted to a vote of the Fund's shareholders on December 17, 1990. Prior to 1991, the Fund had annual meetings of shareholders and the shareholders of the Fund approved the continuation of the investment advisory agreement at each annual meeting.

     In addition, the Fund and the Adviser have an administration agreement (the "Administration Agreement"), pursuant to which the Adviser supervises all aspects of the Fund's operations except those performed by it as investment adviser.

     Proposal 2 asks the shareholders to approve a new Advisory Agreement (the "Proposed Advisory Agreement") with the Adviser. The Proposed Advisory Agreement was approved by the Fund's Board of Directors, including a majority of those Directors who were not "interested persons" of the Fund, at a meeting of the Board of Directors held on November 25, 2002. The Proposed Advisory Agreement will take effect on February 1, 2003, assuming it is approved by the shareholders of the Fund at the special meeting. If the Proposed Advisory Agreement is not approved by the shareholders of the Fund at the special meeting, the Current Advisory Agreement will remain in effect.

     Description of Fiduciary Management, Inc. The Adviser is a registered investment adviser organized in 1980. The Adviser's address is 225 East Mason Street, Milwaukee, Wisconsin 53202. The Adviser is an investment adviser to individuals and institutional clients (including investment companies) with substantial investment portfolios. It is controlled by Ted D. Kellner. The Adviser's executive officers include Messrs. Kellner, Wilson, English, Wagner, Mr. John Brandser, Vice President and Secretary, Ms. Camille Wildes, Vice President, Ms. Jody Reckard, Vice President, Mr. Bladen J. Burns, Vice President, and Mr. Cyril M. Arsac, Vice President. The directors of the Adviser are Messrs. Kellner and Wilson. As of October 31, 2002, the Adviser managed approximately $1.1 billion in assets.

     The Adviser acts as the investment adviser to the FMI Large Cap Fund, which has a similar investment objective to the Fund. The table below set forth certain information about the relationship between the Adviser and the FMI Large Cap Fund as of September 30, 2002:

                                                        Has the Adviser Waived,
                                                         Reduced, or Otherwise
                                                         Agreed  to Reduce its
                       Size        Rate of Adviser's    Compensation under any
       Fund           of Fund        Compensation        Applicable Contract?
       ----           -------      -----------------    -----------------------

FMI Large Cap Fund   $3,236,274   1% of average daily             Yes*
                                  net assets
__________
* The investment advisory agreement for FMI Large Cap Fund obligates the Adviser to reimburse FMI Large Cap Fund to the extent that FMI Large Cap Fund's aggregate annual operating expenses, excluding interest, reimbursement payments to securities lenders for dividend and interest payments on securities sold short, taxes, brokerage commissions and extraordinary items, exceed 1.75%.

     Description of Current and Proposed Advisory Agreements and the Administration Agreement. The terms of the Current Advisory Agreement and the Proposed Advisory Agreement are substantially identical except for the fees payable to the Adviser and the Adviser's obligation to reimburse the Fund if the Fund's expenses exceed certain levels. Under the Current Advisory Agreement, the Adviser furnishes continuous investment advisory services to the Fund. The Adviser supervises and manages the investment portfolio of the Fund and subject to such policies as the Board of Directors may determine, directs the purchase or sale of investment securities in the day-to-day management of the Fund's investment portfolio. Under the Advisory Agreement, the Adviser, at its own expense and without reimbursement from the Fund, furnishes office space, and all necessary office facilities, equipment and executive personnel for managing the Fund's investments, and bears all sales and promotional expenses of the Fund, other than expenses incurred in complying with laws regulating the issue or role of securities. For the foregoing, under the Current Advisory Agreement, the Fund pays the Adviser an annual fee of 1% on the first $30,000,000 of the average daily net assets of the Fund and an annual fee of 0.75% on the average daily net assets of the Fund in excess of $30,000,000. During the fiscal year ended September 30, 2002, the Fund paid the Adviser a fee of $637,447 under the Current Advisory Agreement. The Proposed Advisory Agreement provides for an increase in the annual fee payable to the Adviser for the services it provides to the Fund to 1% of the average daily net assets of the Fund, irrespective of the amount of the average daily net assets of the Fund. If the Proposed Advisory Agreement had been in effect during the fiscal year ended September 30, 2002, the Fund would have paid the Advisor a fee of $749,852, a 17.63% increase over the fee which was paid under the Current Advisory Agreement.

     The Fund pays (and, under the Proposed Advisory Agreement, will continue to pay) all of its expenses not assumed by the Adviser pursuant to the Current Advisory Agreement or the Administration Agreement described below including, but not limited to, the professional costs of preparing and the costs of printing its registration statements required under the Securities Act of 1933 and the Act and any amendments thereto, the expense of registering its shares with the Securities and Exchange Commission and in the various states, the printing and distribution cost of prospectuses mailed to existing shareholders, the cost of stock certificates, director and officer liability insurance, reports to shareholders, reports to government authorities and proxy statements, interest charges, and brokerage commissions and expenses in connection with portfolio transactions. The Fund also pays (and, under the Proposed Advisory Agreement, will continue to pay) the fees of directors who are not interested persons of the Adviser or officers or employees of the Fund, salaries of administrative and clerical personnel, association membership dues, auditing and accounting services, fees and expenses of any custodian or trustees having custody of Fund assets, expenses of repurchasing and redeeming shares, printing and mailing expenses, charges and expenses of dividend disbursing agents, registrars and stock transfer agents, including the cost of keeping all necessary shareholder records and accounts and handling any problems related thereto.

     The Adviser has undertaken to reimburse the Fund to the extent that the aggregate annual operating expenses, including the investment advisory fee and the administration fee but excluding interest, taxes, brokerage commissions and extraordinary items, exceed 2% of the daily net assets of the Fund for such year, as determined by valuations made as of the close of each business day of the year. Under the Proposed Advisory Agreement, the Adviser would undertake to reimburse the Fund to the extent that the aggregate annual operating expenses, including the investment advisory fee and the administration fee but excluding interest, taxes, brokerage commissions and extraordinary items, exceed 1.3% of the daily net assets of the Fund for such year, as determined by valuations made as of the close of each business day of the year. The Fund monitors its expense ratio on a monthly basis. If the accrued amount of the expenses of the Fund exceeds the expense limitation, the Fund creates an account receivable from the Adviser for the amount of such excess. In such a situation the monthly payment of the Adviser's fee will be reduced by the amount of such excess, subject to adjustment month by month during the balance of the Fund's fiscal year if accrued expenses thereafter fall below this limit. No expense reimbursement was required during the fiscal year ended September 30, 2002. If the Proposed Advisory Agreement had been in effect during the fiscal year ended September 30, 2002, no expense reimbursement would have been required.

     Both the Current Advisory Agreement and the Proposed Advisory Agreement permit the Adviser to cause the Fund to pay a broker which provides brokerage and research services to the Adviser a commission for effecting a securities transaction in excess of the amount another broker would have charged for effecting the transaction, if the Adviser determines in good faith the amount of such commission is reasonable in relation to the value of brokerage and research services provided by the executing broker viewed in terms of either the particular transaction or the Adviser's overall responsibilities with respect to the Fund and the other accounts as to which it exercises investment discretion. During the fiscal year ended September 30, 2002, the Fund paid brokerage commissions of $170,425 on transactions having a total market value of $63,398,450 to brokers who provided research services to the Adviser.

     Pursuant to the Administration Agreement, the Adviser supervises all aspects of the Fund's operations except those performed by it pursuant to the Current Advisory Agreement. Under the Administration Agreement, the Adviser, at its own expense and without reimbursement from the Fund, furnishes office space, and all necessary office facilities, equipment and executive personnel for supervising the Fund's operations. For its services, the Adviser receives an annual fee of 0.1% on the first $30,000,000 of the average daily net assets of the Fund and an annual fee of 0.05% on the average daily net assets of the Fund in excess of $30,000,000. During the fiscal year ended September 30, 2002, the Fund paid the Adviser a fee of $59,346 pursuant to the Administration Agreement.

     Fees and Expenses. The table below describes the fees you may pay if you buy and hold shares of the Fund while the Current Advisory Agreement is in effect, and the fees you may pay if you buy and hold shares of the Fund if the Proposed Advisory Agreement is approved.

                                                        Actual       Pro Forma
                                                     ------------   ------------
Shareholder Fees
(fees paid directly from your investment)

Maximum Sales Charge (Load) Imposed on               No Sales       No Sales
 Purchases (as a percentage of offering price).....  Charge         Charge

Maximum Deferred Sales Charge (Load)...............  No Deferred    No Deferred
                                                     Sales Charge   Sales Charge

                                                        Actual       Pro Forma
                                                     ------------   ------------

Maximum Sales Charge (Load) Imposed on               No Sales       No Sales
 Reinvested Dividends and Distributions............  Charge         Charge

Redemption Fee.....................................  None*          None*

Exchange Fee.......................................  None           None

____________
*    Our transfer agent charges a fee of $15.00 for each wire redemption.

     The following table shows the actual operating expenses incurred by the Fund expressed as a percentage of average net assets during the fiscal year ended September 30, 2002, and the expenses expressed as a percentage of average net assets that would have been incurred had the Proposed Advisory Agreement been in effect for such period:

                                                        Actual       Pro Forma
                                                     ------------   ------------
Annual Fund Operating Expenses
(expenses that are deducted from Fund assets)

Management Fees....................................      0.85%         1.00%

Distribution and/or Service (12b-1) Fees...........      None          None

Other Expenses.....................................      0.29%         0.29%

Total Annual Fund Operating Expenses...............      1.14%         1.29%

     Example. The following example is intended to help you compare the cost of investing in the Fund under the Current Advisory Agreement to the cost of investing in the Fund under the Proposed Advisory Agreement. The example assumes that you invest $10,000 in the Fund for the time periods indicated and then redeem all of your shares at the end of those periods. The example also assumes that your investment has a 5% return each year and that the Fund's operating expenses remain the same. Although your actual costs may be higher or lower, based on these assumptions your costs would be:

     1 Year               3 Years              5 Years             10 Years
-----------------    -----------------    -----------------    -----------------
Actual  Pro Forma    Actual  Pro Forma    Actual  Pro Forma    Actual  Pro Forma
------  ---------    ------  ---------    ------  ---------    ------  ---------

 $116      $131       $362      $409       $628      $708      $1,386    $1,556

     The purpose of the above example and table is to assist you in understanding how the various costs and expenses of the Fund will change as a result of the Proposed Advisory Agreement. The example should not be considered a representation of past or future expenses. The Fund's actual expenses and investment performance vary from year to year and will result in expenses that may be higher or lower than those shown above.

     If approved by the requisite shareholder vote, the Proposed Advisory Agreement will become effective on February 1, 2003. The Proposed Advisory Agreement provides that it will continue in effect for an initial two year period beginning on February 1, 2003 and ending January 31, 2005 and thereafter will remain in effect as long as its continuance is specifically approved at least annually by (i) the Fund's Board of Directors, or by the vote of a majority (as defined in the 1940 Act) of the outstanding shares of the Fund; and (ii) by the vote of a majority of the directors of the Fund who are not interested persons, cast in person at a meeting called for the purpose of voting on such approval. The Proposed Advisory Agreement provides that it may be terminated at any time without the payment of any penalty by the Board of Directors of the Fund or by a vote of a majority of the outstanding shares of the Fund on sixty days written notice to the Adviser, and by the Adviser on the same notice to the Fund, and that it shall be automatically terminated if it is assigned.

     The Evaluation by the Board of Directors and Directors' Recommendation. The Fund's Board of Directors has determined that approving the Proposed Advisory Agreement with Fiduciary Management, Inc. will enable the Fund to obtain services of high quality at costs deemed appropriate, reasonable and in the best interests of the Fund and its shareholders.

     In making its determinations, the Fund's Board of Directors took into consideration the fact that the Adviser has demonstrated its abilities as an investment adviser while serving as the investment adviser to the Fund and that the terms of the Current Advisory Agreement are identical to the terms of the Proposed Advisory Agreement except for the fees payable to the Adviser and the Adviser's obligation to reimburse the Fund if the Fund's expenses exceed certain levels. In considering the fee increase contemplated by the Proposed Advisory Agreement, the Board of Directors considered the performance of the Fund and the investment advisory fees payable by, and the expense ratios of, other mutual funds of similar size and having a similar investment strategy. The Adviser represented to the Board of Directors that it would use a portion of the increase in advisory fees to purchase third party investment research. The Board of Directors also took into consideration that the fee schedule of the Current Advisory Agreement included the break point at $30 million of average daily net assets to address a state securities law requirement that was in effect in 1981 when the Fund was organized but which has since been repealed. The Board of Directors noted that (i) in the absence of that state securities law requirement, there would have been no reason to have included a breakpoint at $30 million of average daily net assets; (ii) the state securities law requirement had never been adjusted for inflation; and (iii) the breakpoint no longer reflected current market conditions. Finally, the Board of Directors noted that while the increased investment advisory fee would benefit the Adviser if the Fund's net assets remained at the same level or increased, the change in the Adviser's obligation to reimburse the Fund would benefit the Fund's shareholders if the Fund's net assets declined significantly.

     Based upon its review, the Fund's Board of Directors concluded that the Proposed Advisory Agreement with the Adviser is reasonable, fair and in the best interests of the Fund and its shareholders, and the fees provided in the Proposed Advisory Agreement are fair and reasonable. In the Board's view, retaining the Adviser to serve as investment adviser of the Fund, under the terms of the Proposed Advisory Agreement, is desirable and in the best interests of the Fund and its shareholders. Accordingly, after consideration of the above factors, and such other facts and information as it deemed relevant, the Fund's Board of Directors, including a majority of the directors who are not parties to the Proposed Advisory

Agreement or interested persons (as defined in the 1940 Act) of any such party, approved the Proposed Advisory Agreement with the Adviser and voted to recommend its approval by the shareholders of the Fund.

     Vote Required. The favorable vote of the holders of a "majority" (as defined in the 1940 Act) of the outstanding shares of the Fund is required for the approval of the Proposed Advisory Agreement. Under the 1940 Act, the vote of the holders of a "majority" of the outstanding shares of the Fund means the vote of the holders of the lesser of (a) 67% or more of its shares present at the special meeting or represented by proxy if the holders of 50% or more of its shares are so present or represented; or (b) more than 50% of its outstanding shares. Abstentions and broker non-votes (if any) will be counted as votes present for purposes of determining whether a quorum is present. The failure to vote (other than by broker non-votes or abstentions), assuming more than 50% of the outstanding shares of the Fund are present, has no effect if (a) above is applicable and has the same effect as a vote against the proposal if (b) above is applicable. Abstentions and broker non-votes have the same effect as a vote against the approval of the Proposed Advisory Agreement.

                                  ADMINISTRATOR

     The administrator for the Fund is Fiduciary Management, Inc. Its principal office is located at 225 East Mason Street, Milwaukee, Wisconsin 53202. The Fund has no principal underwriter.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     PricewaterhouseCoopers LLP, 100 East Wisconsin Avenue, Milwaukee, Wisconsin 53202, currently serves as the independent accountants for the Fund and has so served since the fiscal year ended September 30, 1989. Representatives of PricewaterhouseCoopers LLP are not expected to attend the special meeting.

     Audit Fees. For the Fund's fiscal year ended September 30, 2002, the aggregate fees paid to PricewaterhouseCoopers LLP for professional services rendered for the audit of the Fund's annual financial statements and review of the Fund's quarterly financial statements were $12,138.

     Financial Information Systems Design and Implementation Fees. The Fund did not pay PricewaterhouseCoopers LLP any fees for services related to financial information systems design and implementation during fiscal 2002.

     All Other Fees. For the Fund's fiscal year ended September 30, 2002, the aggregate fees paid to PricewaterhouseCoopers LLP for all other professional services rendered for the Fund, the Adviser and any entity controlling, controlled by or under common control with the Adviser, were $6,394. These fees were for tax advice and related services.

     The Fund's audit committee does not consider non-audit services rendered by PricewaterhouseCoopers LLP to be incompatible with maintaining the independence of PricewaterhouseCoopers LLP.

                        RECEIPT OF SHAREHOLDER PROPOSALS

     Under the proxy rules of the Securities and Exchange Commission, shareholder proposals meeting tests contained in those rules may, under certain conditions, be included in our proxy materials for a particular meeting of shareholders. One of these conditions relates to the timely receipt by us of any such proposal. Since we do not have regular annual meetings of shareholders, under these rules, proposals submitted for inclusion in the proxy materials for a particular meeting must be received by us a reasonable time before the solicitation of proxies for the meeting is made. The fact that we receive a shareholder proposal in a timely manner does not ensure its inclusion in our proxy materials since there are other requirements in the proxy rules relating to such inclusion.

                                  OTHER MATTERS

     The directors know of no other matters that may come before the special meeting. If any other matters properly come before the special meeting, it is the intention of the persons acting pursuant to the enclosed form of proxy to vote the shares represented by said proxies in accordance with their best judgment with respect to such matters.

                                  SOLICITATION

     We will bear the cost of soliciting proxies. We expect to solicit proxies mainly by mail. Some of our employees may also solicit proxies personally and by telephone. Also, we will reimburse brokers and other nominees for their reasonable expenses in communicating with the persons for whom they hold shares of the Fund.

     You may request a copy of our latest annual report and semi-annual report succeeding the annual report by writing to FMI Common Stock Fund, Inc., 225 East Mason Street, Milwaukee, Wisconsin 53202, Attention Corporate Secretary, or by calling 1-800-811-5311.. We will furnish these copies free of charge.

                                            FMI COMMON STOCK FUND, INC.



                                            ------------------------------------
                                            Donald S. Wilson
                                            Secretary
Milwaukee, Wisconsin
December     , 2002
         ----

                    PROXY FOR SPECIAL MEETING OF SHAREHOLDERS
                         OF FMI COMMON STOCK FUND, INC.

     The undersigned constitutes and appoints Ted D. Kellner and Donald S. Wilson, and each of them singly, with power of substitution, attorneys and proxies for and in the name and place of the undersigned to appear and vote with the same effect as the undersigned at the special meeting of shareholders of FMI Common Stock Fund, Inc., on January 21, 2003, at 9:30 a.m. (Central Time), at the Milwaukee Athletic Club, 758 North Broadway, Milwaukee, Wisconsin, and at any adjournments or postponements thereof, all shares of stock of FMI Common Stock Fund, Inc. that the undersigned is entitled to vote as follows:


 1.  To elect seven directors.                            FOR all      WITHHOLD
                                                         nominees      authority
     (01)  Barry K. Allen                                 listed        to vote
     (02)  George D. Dalton                             (except as      for all
     (03)  Patrick J. English                           marked to      nominees
     (04)  Gordon H. Gunnlaugsson                      the contrary    listed
     (05)  Ted D. Kellner                                at left)      at left
     (06)  Paul S. Shain                                    [ ]           [ ]
     (07)  Donald S. Wilson

(Instruction: to withhold authority to vote for any individual nominee, write that nominee(s) name(s) in the space provided below.)


------------------------------------------------
                                                       FOR    AGAINST    ABSTAIN

2.   To approve a new investment advisory agreement    [ ]      [ ]        [ ]

In their discretion upon such other business as may properly come before the meeting.

                                       This proxy will be voted as specified.
                                       If no specification is made, this proxy
                                       will be voted for each proposal.

                                       The signature on this proxy should
                                       correspond exactly with the name of the
                                       shareholder as it appears on the proxy.
                                       If stock is issued in the name of two or more persons, each should sign the proxy. If a proxy is signed by an administrator, trustee, guardian, attorney or other fiduciary, please indicate full title as such.

                                       Dated ____________________, 2002


                                       Signed___________________________________

                                       Signed___________________________________


This proxy is solicited on behalf of
the directors of FMI Common Stock Fund, Inc.

[ ]  Please check here if you will be attending the meeting.